EXHIBIT 3(i)



                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                        INDEPENDENCE HOLDING COMPANY

                               ______________



      The undersigned, being the President and Secretary, respectively, of INDEPENDENCE HOLDING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY AS
FOLLOWS:

      The present name of the corporation (hereinafter called the "Corporation") is Independence Holding Company.

      The name under which the Corporation was originally incorporated is Independence Holding Company and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is April 23, 1980.

      The provisions of the certificate of incorporation of the Corporation as theretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Independence Holding Company, without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth, except as permitted under Section 245 of the General Corporation Law of the State of Delaware.

      The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                        INDEPENDENCE HOLDING COMPANY

                               ______________


                                     I.

The name of the Corporation is Independence Holding Company (the
"Corporation").

                                     II.

The Corporation is organized pursuant to the General Corporation
Law of the State of Delaware (the "GCL").

                                    III.

The Corporation shall have perpetual duration.

                                     IV.

The purposes for which the Corporation is organized are to acquire and to act as a holding company of other firms, companies and corporations and to engage in any lawful act or activity for which corporations may be organized under the GCL, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the GCL or any amendment thereto.

                                     V.

The total number of shares of stock which the Corporation shall have the authority to issue is Fifteen Million One Hundred Thousand (15,100,000) shares, consisting of Fifteen Million (15,000,000) shares of Common Stock, par value $1.00 per share ("Common Stock"), and One Hundred Thousand (100,000) shares of Preferred Stock, par value $1.00 per share.


      A. COMMON SHARES. Subject to the provisions of any series of preferred shares which may at the time be outstanding, the holders of common shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors. In the event of the liquidation of the Corporation, or upon distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any,
            as  the  holders   of  preferred  shares   at  the  time
            outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to shareholders shall, subject to any participating or similar rights of preferred shares at the time outstanding, be distributed ratably among the holders of common shares at the time outstanding. All common shares shall have equal non-cumulative voting rights, and shall have no preference, conversion, exchange, preemptive or redemption rights.

      B. PREFERRED SHARES. The Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to provide for the issuance of preferred shares in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including (without limiting the generality thereof) the following as to each such series:

              (i)       the designation of such series;

             (ii) the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on common stock or other series of preferred shares, whether such dividends shall be non-cumulative or cumulative, and, if cumulative, the date or dates from which such dividend shall be cumulative;

            (iii) whether preferred shares shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

             (iv)       the terms and amount of any sinking,
                        retirement or purchase fund provided for the purchase or redemption of preferred shares of such series;

              (v) whether or not preferred shares of such series shall be convertible into or exchangeable for shares of common stock or other series of preferred shares, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

              (vi) the extent, if any, to which the holders of the preferred shares of such series shall be entitled to vote with respect to the election of Directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more Directors upon the happening of a specified event or otherwise;

             (vii) the restrictions, if any, on the issue or reissue of preferred shares of such series or any other series;

            (viii) the extent, if any, to which the holders of the preferred shares of such series shall be entitled to preemptive rights; and

              (ix) the rights of the holders of the preferred shares of such series upon the liquidation of the Corporation or any distribution of its assets.

      C. CERTIFICATES. Before the Corporation shall issue any preferred shares of any series, a certificate setting forth the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences and rights of such series, the qualifications, limitations or restrictions thereof, and the number of preferred shares of such series authorized by the Board of Directors, shall be signed, attested to, filed, and recorded pursuant to Section 103 of the GCL. Unless otherwise provided in any such resolution or resolutions, the holders of the series so authorized shall have non-cumulative voting rights (to the extent such series has any voting rights) and shall have no conversion, exchange, preemptive or redemption rights. Unless otherwise provided in any such resolution or resolutions, the number of preferred shares of the series authorized by such resolutions may be increased or decreased (but not below the number of preferred shares of such series then outstanding) by a certificate setting forth a resolution or resolutions adopted by the

            Board of Directors, authorizing such increase or decrease, signed, attested to, filed, and recorded pursuant to Section 103 of the GCL. Unless otherwise provided in the resolution or resolutions creating such series, the number of preferred shares specified in any such decrease shall be restored to the status of authorized but unissued preferred shares (without designation as to series).

            Any other amendment to such resolution or resolutions may be effected by a certificate setting forth a resolution adopted by the Board of Directors then authorizing such amendment and signed, attested to, filed and recorded pursuant to Section 103 of the GCL. Any such amendment may, without limitation, cancel or otherwise affect the right of the holders of preferred shares of such series to receive dividends which have accrued but have not been declared. Holders of common shares shall not be entitled to vote on such amendments to any such resolutions.

                                     VI.

The Corporation shall indemnify to the full extent permitted by law and by the by-laws of the Corporation any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or such person's testator or intestate is or was an officer, employee or agent of the Corporation or serves or served any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee, agent or trustee at the express or implied request of the Corporation. To the fullest extent permitted by Delaware law, such indemnity shall extend to the officers and Trustees of Independence Mortgage Trust, a Georgia business trust, as predecessor to the Corporation.

                                    VII.

In furtherance of and not in limitation of the powers conferred by the GCL or any other statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                    VIII.

The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington 19805,
County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                     IX.

To the fullest extent permitted by the GCL as the same exists or hereafter may be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit.

      IN WITNESS WHEREOF, Independence Holding Company has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary on this 9th day of August, 1996.

                                    INDEPENDENCE HOLDING COMPANY



                                    By:/s/Steven B. Lapin
                                       ----------------------------
                                       Steven B. Lapin, President



Attest:



/s/David T. Kettig
- -----------------------------
David T. Kettig, Secretary